Exhibit 16.1



         (Weinstein Spira & Company
         letterhead)




         July 31, 2003



         Securities and Exchange Commission
         450 Fifth Street, N.W.
         Washington, D.C.  20549


         Re:  SurgiCare, Inc.


         We have read the statements included in Item 4 of the SurgiCare, Inc. Form 8-K report filed July 30, 2003, regarding the recent change of auditors. We agree with such statements regarding our firm. We have no basis to agree or disagree with other statements made under Item 4.


         Very truly yours,


         /s/ Weinstein Spira & Company, P.C.
         -------------------------------------
         WEINSTEIN SPIRA & COMPANY, P.C.